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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   September 5, 2003
                                                    -----------------

                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                 001-13958                  13-3317783
----------------------------       -----------------        -------------------
(State or other jurisdiction          (Commission             (IRS Employer
        of Incorporation)             File Number)          Identification No.)


         The Hartford Financial Services Group, Inc.
         Hartford Plaza
         Hartford, Connecticut                                      06115-1900
         --------------------------------------------              ------------
            (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:      (860) 547-5000
                                                      --------------------
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Item 9. Regulation FD Disclosure.

On September 5, 2003, the Board of Directors of The Hartford Financial Services Group, Inc. (the "Company") approved changes to the Company's defined benefit pension plan which will implement, effective January 1, 2009, a "cash balance" formula for purposes of calculating pension benefits for all employees hired before January 1, 2001. Currently, pension benefits for these employees are based on a "final average pay" formula. Pension benefits for all employees hired on or after January 1, 2001 already are calculated based on a "cash balance" formula.

The Company anticipates that, beginning in 2004, the approved pension plan changes will materially reduce the rate at which the Company's annual pension expenses are expected to increase. As of December 31, 2002, the Company's aggregate pension benefit obligation was $2.6 billion. After giving effect to the pension plan changes as if they had been approved at the end of 2002, the Company estimates that its aggregate pension benefit obligation as of December 31, 2002 would have been reduced by approximately 10%. The Company's actual aggregate pension benefit obligation as of December 31, 2003 cannot be calculated at this time. However, depending on the level of interest rates and other market conditions at December 31, 2003, it is possible that the reduction in the aggregate pension benefit obligation due to the pension plan changes may be offset by increases resulting from changes in other factors and assumptions underlying the calculation of the obligation.

Statements regarding the Company's analysis of the potential effect of the pension plan changes are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future financial results, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including the potential effect that changes in prevailing interest rates and stock market performance may have on the Company's future pension expenses and obligations. The Company assumes no obligation to update this filing, which speaks as of the date issued.


As provided in General Instructions B.2 and B.6 of Form 8-K, the information and exhibit contained in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   THE HARTFORD FINANCIAL SERVICES GROUP, INC.


Date:  September 10, 2003          By:    /s/ NEAL S. WOLIN
                                   ---------------------------------------------
                                   Name:     Neal S. Wolin
                                   Title:    Executive Vice President and
                                             General Counsel